Exhibit 99.1

For Immediate Release

AudioEye, Inc. Appoints Christine Griffin to Board of Directors

TUCSON, Arizona – November 13, 2015 - AudioEye, Inc. (OTCQB: AEYE) (“AudioEye”) (the “Company”) today announced that Christine Griffin has been elected to the Board of Directors (the “Board”) to fill an existing vacancy.

“As a veteran, attorney, Presidential appointee and prominent leader in the US disability rights movement, Christine Griffin brings a perspective to our Board that is aligned with the audience we seek to assist,” stated Dr. Carr Bettis, the Company’s Executive Chairman. “Having been appointed by two U. S. Presidents to roles at the Equal Opportunity Commission and the Office of Personnel Management, Christine has been at the forefront of issues related to accessibility for all Americans. I look forward to the unique experience and leadership that Christine brings to AudioEye.”

“I am pleased to join the Board of a company that is dedicated to using its technology to make the web and digital content fully accessible, not only for individuals with disabilities but better for everyone using digital content, including the employees of AudioEye’s clients,” commented Ms. Griffin.  “AudioEye’s mission is in line with my life’s work”.

About Christine Griffin

Since 2013, Christine Griffin has served as the Executive Director of the Disability Law Center, a position that she held previously from 1996 to 2005.

Ms. Griffin also served as the Assistant Secretary for Disability Policies and Programs for the Massachusetts Executive Office of Health and Human Services.  As such, she was responsible for oversight of the Department of Developmental Services, the Massachusetts Rehabilitation Commission, the Massachusetts Commission for the Blind, the Massachusetts Commission for the Deaf and Hard of Hearing, and the Soldiers’ Homes in Chelsea and Holyoke. Additionally, she had cross-Secretariat responsibility for disability-related policies and programs.

Ms. Griffin has an extensive history of work involving disability across public and private sectors. As Deputy Director of the U.S. Office of Personnel Management, she was responsible for federal agencies’ implementation of President Obama’s Executive Order on Increasing Employment of Individuals with Disabilities in the Federal Workforce. Ms. Griffin also planned and implemented the first federal hiring event for people with disabilities and oversaw the creation of a newly established Government-wide Diversity and Inclusion Office.

As a Commissioner on the Equal Employment Opportunity Commission, she was responsible for the development of enforcement policies, and she planned and presided over public EEOC hearings and investigations of federal employee complaints. She also established the LEAD (Leadership for Employment of Americans with Disabilities) Initiative, a national outreach and education campaign to address the declining number of federal employees with severe disabilities.

Ms. Griffin began her legal career as a Skadden Fellow at the Disability Law Center, where she provided outreach, training and representation on ADA issues to un-served and underserved communities within the disabled community in Massachusetts.

With a history of providing capable leadership involving a range of disability policy issues, Ms. Griffin is currently Chair of the Board of the American Association of People with Disabilities (AAPD) and a member of the Massachusetts Developmental Disabilities Council.

Ms. Griffin, who holds a law degree from Boston College and earned her undergraduate degree from the Massachusetts Maritime Academy, also served on active duty in the United States Army from 1974 until 1977.

About AudioEye, Inc.

Incorporated in 2005, AudioEye provides enhanced web access and usability for its clients’ customers through AudioEye’s Ally™ platform. The Ally+ product allows AudioEye’s clients to reach more customers, build more brand loyalty, retain more customers and secure more repeat business.

AudioEye’s common stock trades on the OTCQB under the symbol “AEYE”. The Company maintains offices in Tucson and Atlanta.

Forward-Looking Statements

Any statements in this press release about AudioEye’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance are not historical facts and are “forward-looking statements” as that term is defined under the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “believe”, “anticipate”, “should”, “intend”, “plan”, “will”, “expects”, “estimates”, “projects”, “positioned”, “strategy”, “outlook” and similar words. You should read the statements that contain these types of words carefully. Such forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from what is expressed or implied in such forward-looking statements. There may be events in the future that AudioEye is not able to predict accurately or over which AudioEye has no control. Other risks are described more fully in AudioEye’s filings with the Securities and Exchange Commission. Forward-looking statements reflect management’s analysis as of the date of this press release and AudioEye urges you not to place undue reliance on these forward-looking statements. AudioEye does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or uncertainties after the date hereof or to reflect the occurrence of unanticipated events.

For further information, please contact:

David Kovacs

Strategic Consultant

AudioEye, Inc.

(866) 331-5324

or

RJ Falkner & Company, Inc.

Investor Relations Counsel

(830) 693-4400

info@rjfalkner.com